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                                                                    Exhibit 99.3


                                PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned promises to pay Incredible Universe the principal sum of $640 in lawful money of the United States within 180 days of the effective date of the merger with Smart Games Interactive, in full settlement of its account with Smart Games Interactive, Inc., pursuant to the following terms. It is agreed that this Promissory Note constitutes valid and sufficient consideration to support the Release executed between Incredible Universe and Smart Games Interactive, Inc., which is hereby attached and incorporated by reference into the terms of this Promissory Note.



                                              _________________________
                                              For Brandmakers Inc.

        ACKNOWLEDGE AND CONCUR





        _____________________
        For



        Brandmakers Inc. will furnish documentation's showing the effective date of the merger to Incredible Universe and will make payment of $640 in full within 180 days thereafter.